Cloudflare Announces Third Quarter 2020 Financial Results

•Third quarter revenue totaled $114.2 million, representing an increase of 54% year-over-year
•Q3 GAAP net loss per share of $0.09, representing an improvement of $0.26 year-over-year; non-GAAP net loss per share of $0.02, representing an improvement of $0.14 year-over-year
•Strong large customer growth, adding a record of roughly 100 net large enterprise customers in the quarter, in addition to our first $10 million ARR customer

San Francisco, CA, November 5, 2020 — Cloudflare, Inc. (NYSE: NET), the security, performance, and reliability company helping to build a better Internet, today announced financial results for its third quarter ended September 30, 2020.

“Our third quarter represented many significant milestones including surpassing $100M in revenue, crossing 100,000 paying customers, and releasing more than a dozen new products and features,” said Matthew Prince, co-founder & CEO of Cloudflare. “I’m incredibly proud that we exceeded financial, customer, and innovation milestones, all while providing our services, at no cost, to state and local governments to ensure that cyberattacks don’t disrupt the United States 2020 elections. The world has never needed the Internet more than it has over the last nine months, and we're laser focused on helping to keep it fast, reliable, and secure.”

Third Quarter Fiscal 2020 Financial Highlights

•Revenue: Total revenue of $114.2 million, representing an increase of 54% year-over-year.
•Gross Profit: GAAP gross profit was $87.2 million, or 76.3% gross margin, compared to $57.9 million, or 78.3%, in the third quarter of 2019. Non-GAAP gross profit was $88.2 million, or 77.3% gross margin, compared to $58.3 million, or 78.9%, in the third quarter of 2019.
•Operating Loss: GAAP loss from operations was $21.3 million, or 18.6% of total revenue, compared to $41.1 million, or 55.6% of total revenue, in the third quarter of 2019. Non-GAAP loss from operations was $4.5 million, or 4.0% of total revenue, compared to $18.1 million, or 24.5% of total revenue, in the third quarter of 2019.
•Net Loss: GAAP net loss was $26.5 million, compared to $40.9 million in the third quarter of 2019. Non-GAAP net loss was $5.7 million, compared to $18.5 million in the third quarter of 2019. GAAP net loss per share was $0.09, compared to $0.35 in the third quarter of 2019. Non-GAAP net loss per share was $0.02, compared to $0.16 in the third quarter of 2019.
•Cash Flow: Net cash flow from operations was $2.0 million, compared to negative $17.8 million for the third quarter of 2019. Free cash flow was negative $17.9 million, or 16% of total revenue, compared to negative $33.6 million, or 45% of total revenue, in the third quarter of 2019.
•Cash, cash equivalents, and available-for-sale securities were $1,051.3 million as of September 30, 2020.

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Financial Outlook

The following forward-looking statements regarding our financial outlook are subject to substantial uncertainty as a result of the COVID-19 pandemic, reflect our estimates as of November 5, 2020 regarding the impact of the pandemic on our operations, and are highly dependent on numerous factors that we may not be able to predict or control, including, among others: the duration, spread, and severity of the pandemic; actions taken by governments and businesses in response to the pandemic and the resulting impact on our customers, vendors, and partners; the impact of the pandemic on global and regional economies and economic activity generally; our ability to continue operating in impacted areas; and customer demand and spending patterns.

For the fourth quarter of fiscal 2020, we expect:

•Total revenue of $117.5 to $118.5 million
•Non-GAAP loss from operations of $10 to $9 million
•Non-GAAP net loss per share of $0.04 to $0.03, utilizing weighted average common shares outstanding of approximately 304 million

For the full year fiscal 2020, we expect:

•Total revenue of $422.5 to $423.5 million
•Non-GAAP loss from operations of $38 to $37 million
•Non-GAAP net loss per share of $0.13 to $0.12, utilizing weighted average common shares outstanding of approximately 300 million

Conference Call Information

Cloudflare will host an investor conference call to discuss its third quarter ended September 30, 2020 earnings results today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). Interested parties can access the call by dialing (866) 211-4146 from the United States or (647) 689-6734 internationally with conference ID 6459727. A live webcast of the conference call will be accessible from the investor relations website at https://cloudflare.NET. A replay will be available approximately two hours after the conclusion of the live event and will remain available for approximately 30 days.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through the Company’s investor relations website at https://cloudflare.NET. Beginning with the quarter ended March 31, 2020, we have transitioned the method for calculating our key business metrics from a billings-based methodology to a revenue-based methodology. We believe the change in methodology to GAAP-based metrics provides improved disclosures for our investors by better aligning our key business metrics with GAAP and our financial statements and will provide a better representation of these important components of our operating model and business performance as we continue to scale. We have recast these metrics for the eight trailing quarters to reflect this new methodology in our supplemental materials.

Non-GAAP Financial Information

Cloudflare believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. For further information regarding why Cloudflare believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section at the end of this press release.

Available Information

Cloudflare intends to use its press releases, website, investor relations website, news site, blog, and Twitter account, in addition to filings made with the Securities and Exchange Commission (SEC) and public conference calls, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “explore,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words, or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. However, not all forward-looking statements contain these identifying words. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding our future financial and operating performance, our reputation and performance in the market, general market trends, our estimated and projected revenue, non-GAAP net loss from operations and non-GAAP net loss per share, and shares outstanding, the benefits to customers from using our products, the expected functionality and performance of our products, our plans and objectives for future operations, growth, initiatives, or strategies, and comments made by our CEO and others. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the extent and duration of the impact of the COVID-19 pandemic and adverse conditions in the general domestic and global economic markets; the impact of the COVID-19 pandemic on our and our customers’, vendors’, and partners’ operations and future financial performance; our history of net losses; our limited operating history; risks associated with managing our rapid growth; our ability to attract and retain new customers; our ability to retain and upgrade paying customers and convert free customers to paying customers; problems with our internal systems, network, or data, including actual or perceived breaches or failures; rapidly evolving technological developments in the market; length of sales cycles; and general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Quarterly Report on Form 10-Q filed on August 10, 2020, as well as other filings that we may make from time to time with the SEC.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

About Cloudflare

Cloudflare, Inc. (www.cloudflare.com / @cloudflare) is on a mission to help build a better Internet. Cloudflare’s platform protects and accelerates any Internet application online without adding hardware, installing software, or changing a line of code. Internet properties powered by Cloudflare have all web traffic routed through its intelligent global network, which gets smarter with every request. As a result, they see significant improvement in performance and a decrease in spam and other attacks. Cloudflare was named to Entrepreneur Magazine’s Top Company Cultures 2018 list and ranked among the World’s Most Innovative Companies by Fast Company in 2019. Headquartered in San Francisco, CA, Cloudflare has offices in Austin, TX, Champaign, IL, Seattle, WA, New York, NY, San Jose, CA, Washington, D.C., Lisbon, London, Munich, Beijing, Singapore, Sydney, and Tokyo.

Investor Relations Information
Jayson Noland
ir@cloudflare.com

Press Contact Information
Daniella Vallurupalli
press@cloudflare.com

Source: Cloudflare, Inc.

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$114,162	$73,941	$305,133	$203,092
Cost of revenue(1)(2)	27,005	16,033	71,990	45,225
Gross profit	87,157	57,908	233,143	157,867
Operating expenses:
Sales and marketing(1)	55,982	45,538	154,323	112,191
Research and development(1)(3)	30,902	27,863	92,387	64,380
General and administrative(1)(3)	21,525	25,593	68,460	59,300
Total operating expenses	108,409	98,994	315,170	235,871
Loss from operations	(21,252)	(41,086)	(82,027)	(78,004)
Non-operating income (expense):
Interest income	1,316	1,079	5,742	2,822
Interest expense(4)	(9,828)	(407)	(14,902)	(970)
Other expense, net	(208)	(651)	58	(1,030)
Total non-operating income (expense), net	(8,720)	21	(9,102)	822
Loss before income taxes	(29,972)	(41,065)	(91,129)	(77,182)
Provision for (benefit from) income taxes	(3,504)	(212)	(5,780)	491
Net loss	$(26,468)	$(40,853)	$(85,349)	$(77,673)
Net loss per share attributable to common stockholders, basic and diluted	$(0.09)	$(0.35)	$(0.29)	$(0.81)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	301,689	118,056	298,628	96,393
____________
(1) Includes stock-based compensation and related employer payroll taxes as follows:

Cost of revenue	$354	397	$988	$463
Sales and marketing	4,761	4,880	12,315	5,434
Research and development	7,373	7,801	21,417	8,624
General and administrative	3,518	9,833	10,471	10,491
Total stock-based compensation and related employer payroll taxes	$16,006	$22,911	$45,191	$25,012
(2) Includes amortization of acquired intangible assets as follows:

Cost of revenue	$700	$31	$2,131	$94
Total amortization of acquired intangible assets	$700	$31	$2,131	$94
(3) Includes acquisition-related and other expenses as follows:

Research and development	$—	$—	$5,725	$—
General and administrative	—	—	554	—
Total acquisition-related and other expenses	$—	$—	$6,279	$—
(4) Includes amortization of debt discounts and issuance costs as follows:

Amortization of debt discounts and issuance costs	$8,562	$—	$12,865	$—
Total amortization of debt discounts and issuance costs	$8,562	$—	$12,865	$—

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$111,959	$138,976
Available-for-sale securities	939,338	497,972
Accounts receivable, net	48,783	33,867
Contract assets	2,086	2,063
Restricted cash short-term	2,187	—
Prepaid expenses and other current assets	23,026	16,994
Total current assets	1,127,379	689,872
Property and equipment, net	122,423	101,466
Goodwill	17,167	4,083
Acquired intangible assets, net	3,500	31
Operating lease right-of-use assets	45,106	—
Deferred contract acquisition costs, noncurrent	37,714	25,184
Restricted cash	6,660	6,660
Other noncurrent assets	11,276	3,528
Total assets	$1,371,225	$830,824
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,995	$11,463
Accrued expenses and other current liabilities	38,630	28,314
Operating lease liabilities	17,265	—
Liability for early exercise of unvested stock options	9,679	13,263
Deferred revenue	48,435	30,843
Total current liabilities	131,004	83,883
Long-term debt	374,511	—
Build-to-suit lease financing obligation	—	10,506
Operating lease liabilities, noncurrent	29,675	—
Deferred revenue, noncurrent	1,637	804
Other noncurrent liabilities	7,951	9,803
Total liabilities	544,778	104,996
Stockholders’ Equity:
Class A common stock; $0.001 par value; 2,250,000 shares authorized as of September 30, 2020 and December 31, 2019; 233,509 and 87,072 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	233	87
Class B common stock; $0.001 par value; 315,000 shares authorized as of September 30, 2020 and December 31, 2019; 73,520 and 213,101 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	69	207
Additional paid-in capital	1,212,074	1,027,179
Accumulated deficit	(386,499)	(301,706)
Accumulated other comprehensive income	570	61
Total stockholders’ equity	826,447	725,828
Total liabilities and stockholders’ equity	$1,371,225	$830,824

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash Flows From Operating Activities
Net loss	$(85,349)	$(77,673)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization expense	35,029	20,923
Non-cash operating lease costs	14,134	—
Amortization of deferred contract acquisition costs	12,085	7,722
Stock-based compensation expense	40,091	25,012
Amortization of debt discount and issuance costs	12,865	—
Net accretion of discounts and amortization of premiums on marketable securities	248	(1,137)
Deferred income taxes	(6,808)	—
Provision for bad debt	2,794	861
Change in fair value of redeemable convertible preferred stock warrant liability	—	1,517
Other	(73)	27
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(17,710)	(7,911)
Contract assets	(23)	82
Deferred contract acquisition costs	(24,615)	(12,923)
Prepaid expenses and other current assets	(6,131)	(7,525)
Other noncurrent assets	(930)	(1,686)
Accounts payable	4,648	(994)
Accrued expenses and other current liabilities	8,545	5,652
Operating lease liability	(15,131)	—
Deferred revenue	18,425	13,614
Other noncurrent liabilities	(410)	4,096
Net cash used in operating activities	(8,316)	(30,343)
Cash Flows From Investing Activities
Purchases of property and equipment	(45,962)	(30,981)
Capitalized internal-use software	(14,333)	(11,332)
Cash paid for acquisitions, net of cash acquired	(13,691)	—
Purchases of available-for-sale securities	(956,147)	(157,075)
Sales of available-for-sale securities	—	1,978
Maturities of available-for-sale securities	515,044	132,398
Other investing activities	395	30
Net cash used in investing activities	(514,694)	(64,982)
Cash Flows From Financing Activities
Proceeds from initial public offering, net of underwriting discounts and commissions	—	570,544
Gross proceeds from issuance of convertible senior notes	575,000	—
Purchases of capped calls related to convertible senior notes	(67,333)	—
Cash paid for issuance costs on convertible senior notes	(12,542)	—
Proceeds from the exercise of stock options	5,724	2,899
Proceeds from the early exercise of stock options	180	2,871
Repurchases of unvested common stock	(113)	(155)
Payments on note payable	(200)	(218)
Proceeds from the issuance of common stock for employee stock purchase plan	5,447	—
Proceeds from build-to-suit lease financing obligation drawdown	—	58
Payments of deferred offering costs	—	(3,734)
Payment of tax withholding obligation on RSU settlement	(7,607)	—
Payment of tax withholding obligation on common stock issued under employee stock purchase plan	(376)	—
Net cash provided by financing activities	498,180	572,265
Net increase in cash, cash equivalents, and restricted cash	(24,830)	476,940
Cash, cash equivalents, and restricted cash, beginning of period	145,636	31,426
Cash, cash equivalents, and restricted cash, end of period	$120,806	$508,366

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of cost of revenue:
GAAP cost of revenue	$27,005	16,033	$71,990	$45,225
Less: Stock-based compensation and related employer payroll taxes	(354)	(397)	(988)	(463)
Less: Amortization of acquired intangible assets	(700)	(31)	(2,131)	(94)
Non-GAAP cost of revenue	$25,951	$15,605	$68,871	$44,668
Reconciliation of gross profit:
GAAP gross profit	$87,157	$57,908	$233,143	$157,867
Add: Stock-based compensation and related employer payroll taxes	354	397	988	463
Add: Amortization of acquired intangible assets	700	31	2,131	94
Non-GAAP gross profit	$88,211	$58,336	$236,262	$158,424
Non-GAAP gross margin	77.3%	78.9%	77.4%	78.0%
Reconciliation of operating expenses:
GAAP sales and marketing	$55,982	45,538	$154,323	$112,191
Less: Stock-based compensation and related employer payroll taxes	(4,761)	(4,880)	(12,315)	(5,434)
Non-GAAP sales and marketing	$51,221	$40,658	$142,008	$106,757
GAAP research and development	$30,902	27,863	$92,387	$64,380
Less: Stock-based compensation and related employer payroll taxes	(7,373)	(7,801)	(21,417)	(8,624)
Less: Acquisition-related and other expenses	—	—	(5,725)	—
Non-GAAP research and development	$23,529	$20,062	$65,245	$55,756
GAAP general and administrative	$21,525	25,593	$68,460	$59,300
Less: Stock-based compensation and related employer payroll taxes	(3,518)	(9,833)	(10,471)	(10,491)
Less: Acquisition-related and other expenses	—	—	(554)	—
Non-GAAP general and administrative	$18,007	$15,760	$57,435	$48,809
Reconciliation of loss from operations:
GAAP loss from operations	$(21,252)	(41,086)	$(82,027)	$(78,004)
Add: Stock-based compensation and related employer payroll taxes	16,006	22,911	45,191	25,012
Add: Amortization of acquired intangible assets	700	31	2,131	94
Add: Acquisition-related and other expenses	—	—	6,279	—
Non-GAAP loss from operations	$(4,546)	$(18,144)	$(28,426)	$(52,898)
Non-GAAP operating margin	(4.0)%	(24.5)%	(9.3)%	(26.0)%
Reconciliation of interest expense:
GAAP interest expense	$(9,828)	$(407)	$(14,902)	$(970)
Add: Amortization of debt discount and issuance costs	8,562	—	12,865	—
Non-GAAP interest expense	$(1,266)	$(407)	$(2,037)	$(970)
Reconciliation of provision for (benefit from) income taxes:
GAAP provision for (benefit from) income taxes	$(3,504)	$(212)	$(5,780)	$491
Income tax effect of non-GAAP adjustments(1)	4,550	568	8,780	564
Non-GAAP provision for (benefit from) income taxes	$1,046	$356	$3,000	$1,055

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of net loss and net loss per share:
GAAP net loss attributable to common stockholders	$(26,468)	$(40,853)	$(85,349)	$(77,673)
Add: Stock-based compensation expense	16,006	22,911	45,191	25,012
Add: Amortization of acquired intangible assets	700	31	2,131	94
Add: Acquisition-related and other expenses	—	—	6,279	—
Add: Amortization of debt discount and issuance costs	8,562	—	12,865	—
Income tax effect of non-GAAP adjustments(1)	(4,550)	(568)	(8,780)	(564)
Non-GAAP net loss	$(5,750)	$(18,479)	$(27,663)	$(53,131)
GAAP net loss per share	$(0.09)	$(0.35)	$(0.29)	$(0.81)
Add: Stock-based compensation expense	0.05	0.19	0.15	0.26
Add: Amortization of acquired intangible assets	—	—	0.01	—
Add: Acquisition-related and other expenses	—	—	0.02	—
Add: Amortization of debt discount and issuance costs	0.03	—	0.04	—
Income tax effect of non-GAAP adjustments(1)	(0.02)	—	(0.03)	(0.01)
Non-GAAP net loss per share(2)	$(0.02)	$(0.16)	$(0.09)	$(0.55)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	301,689	118,056	298,628	96,393
____________
(1) Non-GAAP adjustment for Q1'20 includes $0.7 million of income tax benefit from valuation allowance release as a result of the S2 Systems acquisition.
(2) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Free cash flow
Net cash provided by (used in) operating activities	$1,973	$(17,786)	$(8,316)	$(30,343)
Less: Purchases of property and equipment	(15,357)	(11,991)	(45,962)	(30,981)
Less: Capitalized internal-use software	(4,470)	(3,861)	(14,333)	(11,332)
Free cash flow	$(17,854)	$(33,638)	$(68,611)	$(72,656)
Net cash used in investing activities	$(205,153)	$(92,829)	$(514,694)	$(64,982)
Net cash provided by financing activities	$1,156	$570,216	$498,180	$572,265
Net cash provided by (used in) operating activities (percentage of revenue)	2%	(24)%	(3)%	(15)%
Less: Purchases of property and equipment (percentage of revenue)	(14)%	(16)%	(15)%	(15)%
Less: Capitalized internal-use software (percentage of revenue)	(4)%	(5)%	(4)%	(6)%
Free cash flow margin(1)	(16)%	(45)%	(22)%	(36)%

____________

(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

Explanation of Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash provided by (used in) operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided above for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Expenses Excluded from Non-GAAP Measures. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. We exclude employer payroll tax expenses related to stock-based compensation which is a cash expense, from certain of our non-GAAP financial measures because such expenses are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business. Employer payroll tax expenses related to stock-based compensation was not material for all previous periods presented, and therefore it was not excluded from periods prior to March 31, 2020. We exclude amortization of acquired intangible assets, which is a non-cash expense, related to business combinations from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. We exclude acquisition-related and other expenses from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. Acquisition-related and other expenses can be cash or non-cash expenses and include third-party transaction costs and compensation expense for key acquired personnel. We exclude amortization of debt discount and issuance costs, which is a non-cash expense, from certain of our non-GAAP financial measures because such expenses have no direct correlation to the operation of our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit and non-GAAP gross margin as U.S. GAAP gross profit and U.S. GAAP gross margin, respectively, excluding stock-based compensation and related employer payroll taxes and amortization of acquired intangible assets.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin. We define non-GAAP loss from operations and non-GAAP operating margin as U.S. GAAP loss from operations and U.S. GAAP operating margin, respectively, excluding stock-based compensation and related employer payroll taxes, amortization of acquired intangible assets, and acquisition-related and other expenses.

Non-GAAP Net Loss and Non-GAAP Net Loss per Share, Basic and Diluted. We define non-GAAP net loss as GAAP net loss plus stock-based compensation and related employer payroll taxes, amortization of acquired intangible assets, acquisition-related and other expenses, and a non-GAAP provision for (benefit from) income taxes. Generally, the difference between our GAAP and non-GAAP income tax expense (benefit) is primarily due to adjustments in stock-based compensation and related employer payroll taxes, amortization of acquired intangibles associated with business combinations, acquisition-related and other expenses, and amortization of debt discount and issuance costs. We define non-GAAP net loss per share, basic and diluted, as non-GAAP net loss divided by the weighted-average common shares outstanding. Since we have reported net losses for all periods presented, we have excluded all potentially dilutive securities from the calculation of net loss per share as their effect is antidilutive and accordingly, basic and diluted net loss per share is the same for all periods presented. We believe that excluding these items from non-GAAP net loss and non-GAAP net loss per share, diluted, provides management and investors with greater visibility into the underlying performance of our core business operating results.

Free Cash Flow and Free Cash Flow Margin. Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. We believe that historical and future trends in free cash flow and free cash flow margin, even if negative, provide useful information about the amount of cash generated (or consumed) by our operating activities that is available (or not available) to be used for strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. One limitation of free cash flow and free cash flow margin is that they do not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period.